UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2020

Bridgeway National Corp.
(Exact name of registrant as specified in charter)

Delaware	000-55505	45-5523835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1015 15th Street, NW, Suite 1030, Washington, D.C.	20005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 525-8546

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “Bridgeway,” “we,” “us” and “our” refer to Bridgeway National Corp. and its subsidiaries.

Item 8.01	Other Events.

Bridgeway makes the following disclosure pursuant to an order issued by the Securities and Exchange Commission (the “SEC”) on March 4, 2020, as amended on March 25, 2020, providing conditional relief to public companies that are unable to timely comply with their filing obligations as a result of the novel coronavirus (COVID-19) outbreak (the “SEC Order”).

The current outbreak of COVID-19 has posed a significant impact on the Company to file on a timely basis its Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”) that is due on March 30, 2020 (the “Original Due Date”), and therefore the Company elected to rely on the conditional filing relief provided under the SEC Order.

The current outbreak of COVID-19 in the United States, which has accelerated in the several weeks prior to the date of this report, has resulted in the closing of our offices and has required our internal staff to work remotely. Moreover, similar social distancing measures were taken by both our outside accountants and our independent registered public accounting firm in order to protect the health of their employees. All of the foregoing has slowed the accounting and auditing work required to compile and audit our financial statements for the year ended December 31, 2019 to be included the Annual Report. Accordingly, we have decided to rely on the SEC Order and endeavor to file the Annual Report no later than May 14, 2020, or within 45 days after the Original Due Date.

The adverse public health developments and economic effects of the outbreak in the United States, which have become more severe in the weeks prior to the date of this report, could adversely affect the Company’s operations as a result of quarantines, facility closures and logistics restrictions in connection with the outbreak. More broadly, the outbreak could potentially lead to an economic downturn, which would likely decrease spending, adversely affecting our business, results of operations and financial condition. The Company cannot accurately predict the effect the Coronavirus outbreak will have on the Company.

Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will,” “believes,” “expects,” “endeavors” or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risk factors discussed in the Company's periodic reports that are filed with the SEC and available on the SEC's website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Other than as required under the applicable securities laws, the Company does not assume a duty to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 30, 2020	BRIDGEWAY NATIONAL CORP.

	By:	/s/ Eric Blue
Eric Blue
Chief Executive Officer